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                                                                    EXHIBIT 23.1



                               CONSENT OF COUNSEL




         Phillips McFall McCaffrey McVay & Murrah, P.C., hereby consents to the filing of its opinion of counsel as an exhibit to the Form S-3 Registration Statement of ZymeTx, Inc. (the "Company") for the registration of 1,621,038 shares of common stock, par value $.001 per share, of the Company.


                             PHILLIPS MCFALL MCCAFFREY MCVAY & MURRAH, P.C.

                             /s/ Phillips McFall McCaffrey McVay & Murrah, P.C.




Oklahoma City, Oklahoma
November 30, 2000